EXHIBIT 99.1
                                                                    ------------






COMPANY CONTACTS:                                INVESTOR CONTACT:
Able Laboratories, Inc                           Able Laboratories, Inc.
Jay Wadekar, President & CEO                     Andreea C. Cordoba
Robert Weinstein, Vice President & CFO           phone: (908) 754-2253 ext. 664
(908) 754-2253                                   fax: (908) 754-1736


          ABLE LABORATORIES REPORTS RECORD SECOND QUARTER 2003 RESULTS

                    NET SALES INCREASE 51.6% TO $18.9 MILLION
                                    --------

                OPERATING INCOME INCREASES 83.9% TO $4.5 MILLION
                                    --------

                    FULLY-DILUTED EARNINGS PER SHARE OF $0.14

SOUTH PLAINFIELD, NJ, JULY 28, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX,
BSE: AAB), today announced financial results for the three months ended June 30, 2003. For the second quarter of 2003, the Company reported net sales of $18.9 million, a 51.6% increase compared to net sales of $12.5 million for the second quarter of 2002, primarily due to higher demand for the Company's expanded product family and new product approvals. The Company also reported operating income of $4.5 million for the second quarter of 2003, an 83.9% increase compared to operating income for the second quarter of 2002 of $2.4 million.

Gross profit was $9.0 million for the quarter, an increase of 51.7%, versus $5.9 million for the second quarter of 2002. The increase in gross profit is primarily attributable to increased product net sales. As a percent of net sales, the Company's gross margin was 47.5%, the same as for the second quarter of 2002.

R&D expenses increased to $2.3 million from $1.7 million for the second quarter of 2002, or 33.3%. The increase results from additional research and coinciding bio-studies conducted to further develop the Company's product pipeline. R&D accounted for 12.0% of net sales for the second quarter of 2003 versus 13.7% of net sales for the second quarter of 2002. The Company received 5 Abbreviated New Drug Application ("ANDA") approvals during the second quarter of 2003 and currently has 11 ANDAs pending approval by the U.S. Food and Drug Administration ("FDA") representing approximately $300 million in total market size. In addition, the Company has 23 projects currently under development addressing a total market of approximately $2.9 billion.

Selling, general and administrative expenses ("SG&A") increased to $2.3 million for the second quarter of 2003 versus $1.8 million for the second quarter of 2002. SG&A accounted for 12.0% of net sales for the second quarter of 2003 compared with 14.4% of net sales for the second quarter of 2002. The decrease in percentage of net sales is attributable to a slower increase in expenses as compared with increasing net sales. The dollar increase in SG&A was primarily attributable to the Company's higher administrative expenses incurred to support Company growth.

Operating income for the quarter was $4.5 million, or 23.5% of net sales, versus $2.4 million, or 19.4% of net sales, for the second quarter of 2002. This dollar and percentage increase was primarily attributable to increased sales partially offset by increased SG&A and R&D expenses.

Net income for the second quarter of 2003 was $2.4 million, or $0.14 per diluted share. The net income for second quarter 2003 includes the effect of a provision for income taxes of

$1.6 million. Beginning in the first quarter of 2003, the Company reports its net income after recording a provision for income taxes as it utilizes its deferred tax asset recognized during the fourth quarter of 2002.

Excluding the provision for income taxes, the Company earned $4.0 million for the second quarter of 2003 versus second quarter of 2002 pretax income of $2.3 million. This represents a 72.0% increase in pre-tax income when compared to the second quarter of 2002.

Also, affecting the Company's net income for the quarter were non-cash charges aggregating $242,000 relating to early retirement of debt. These charges relate to the Company's conversion of $2.15 million in face value of 12% subordinated notes into common stock and the Company's purchase, in a tender offer, of $670,000 face value of 8% industrial revenue bonds.

 "We are pleased with Able's progress during the second quarter of 2003 as we continued to invest in our future by building our R&D pipeline," commented Jay Wadekar, President and Chief Executive Officer. "After focusing on the Company's manufacturing expansion during the first quarter of 2003, our second quarter reflected improved operating efficiency. Our fundamentals and pipeline continue to be strong as we are pursuing approval of several additional ANDAs."

SECOND QUARTER 2003 - CORPORATE HIGHLIGHTS

APRIL 2003:

     o Appointed Dr. Elliot Hahn to its Board of Directors. Dr. Hahn, a co-founder of Andrx Corporation (Nasdaq NMS: ADRX), a specialty pharmaceutical company, is currently Chairman Emeritus and a director of Andrx and was the President of Andrx for the past 10 years.

     o Received FDA approval of the Company's ANDA for two additional formulations of Promethazine HCL Suppositories, USP 12.5mg and 25mg.

     o Received FDA approval of the Company's ANDA for Lithium Carbonate Extended-Release Tablets, USP 300mg. The Company was the first to ship the generic version of Lithobid(R)Slow-Release Tablets, USP 300mg.

MAY 2003:

     o Completed additional $8.3 million of debt financing with Citizens Bank of Massachusetts, an indirect subsidiary of The Royal Bank of Scotland.

     o Purchased $670,000 in New Jersey IDR Bonds for 98% of the face value of the Bonds (or 98 cents on the dollar) plus accrued interest.

     o Received FDA approval of the Company's ANDA for Hydrocodone Bitartrate and Acetaminophen Tablets, USP 7.5mg/500mg.

     o Converted $2,150,000 of 12% promissory notes, due June 14, 2004, into 126,097 shares of Able's common stock, $0.01 par value per share. The notes were issued by Able in June 2002 in a private placement of units.

JUNE 2003:

     o Received FDA approval of the Company's ANDA for Metronidazole Extended-Release Tablets, 750mg.

     o Received FDA approval of the Company's ANDA for Metronidazole Tablets, USP 250mg and 500mg.

     o Completed $30.4 million private placement of Common Stock. The net proceeds to the Company from the placement, not including any exercise of the additional investor rights, were approximately $28.5 million. The net proceeds will be used mainly for the expansion of manufacturing operations, repayment of debt, research & development, and for general corporate purposes.

CONFERENCE CALL INFORMATION

Able Laboratories has scheduled a conference call and web cast regarding this announcement to be held today, beginning at 10:00 a.m. Eastern Daylight Time (7:00 a.m. Pacific Time). To participate in the live call via telephone, please call (888) 803-8276 or (706) 634-8102 internationally. A telephone replay will be available for 48 hours following the call by dialing (800) 642-1687 or (706) 645-9291 internationally and entering reservation number 1901957. Individuals interested in listening to the conference call via the Internet may do so by visiting our web site www.ablelabs.com. A replay will be available on the web site for 90 days.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Since March 2001, Able has received 31 ANDA approvals. Further information on Able may be found on the Company's web site, www.ablelabs.com.





EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, COST OF CAPITAL AND THE AVAILABILITY OF SUFFICIENT CAPITAL RESOURCES, OPERATIONS AND GROWTH, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY AND ITS PLANS FOR EXPANDING ITS OPERATIONS, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, AND THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THESE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS WELL AS THE STATEMENTS SET FORTH UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 FILE NO. 333-106964. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.








                           PLEASE SEE ATTACHED TABLES

================================================================================

                             ABLE LABORATORIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                       Three Months Ended                   Six Months Ended
                                                 ------------------------------      ------------------------------
                                                   June 30,          June 30,          June 30,          June 30,
                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------
Sales, net                                       $ 18,943,696      $ 12,499,578      $ 33,943,761      $ 21,803,569
Cost of sales                                       9,943,280         6,568,183        18,394,933        11,583,015
                                                 ------------      ------------      ------------      ------------
         Gross profit                               9,000,416         5,931,395        15,548,828        10,220,554
                                                 ------------      ------------      ------------      ------------

Operating expenses:
   Selling, general and administrative              2,273,700         1,803,048         4,688,668         3,347,967
   Research and development                         2,276,083         1,707,792         4,402,695         2,727,855
                                                 ------------      ------------      ------------      ------------
         Total operating expenses                   4,549,783         3,510,840         9,091,363         6,075,822
                                                 ------------      ------------      ------------      ------------
         Operating income                           4,450,633         2,420,555         6,457,465         4,144,732
                                                 ------------      ------------      ------------      ------------

Other income (expense):
   Interest and financing expense                    (219,759)         (113,925)         (421,082)         (194,232)
   Loss on early retirement of debt                  (241,999)             --            (241,999)             --
   Miscellaneous income (expense), net                 51,981            42,850            41,512           101,702
                                                 ------------      ------------      ------------      ------------
         Other income (expense), net                 (409,777)          (71,075)         (621,569)          (92,530)
                                                 ------------      ------------      ------------      ------------

Income before income taxes                          4,040,856         2,349,480         5,835,896         4,052,202
Provision for income taxes                          1,613,900              --           2,324,900              --
                                                 ------------      ------------      ------------      ------------
         Net income                                 2,426,956         2,349,480         3,510,996         4,052,202

Dividends on preferred stock                           75,595           120,006           178,069           246,876
                                                 ------------      ------------      ------------      ------------
Net income applicable to common stockholders     $  2,351,361      $  2,229,474      $  3,332,927      $  3,805,326
                                                 ============      ============      ============      ============

Net income per share:
         Basic                                   $       0.17      $       0.19      $       0.25      $       0.33
                                                 ============      ============      ============      ============
         Diluted                                 $       0.14      $       0.15      $       0.20      $       0.25
                                                 ============      ============      ============      ============
Weighted average shares outstanding:
         Basic                                     13,516,125        11,524,018        13,141,577        11,460,762
                                                 ============      ============      ============      ============
         Diluted                                   17,471,244        16,097,317        17,319,932        16,272,780
                                                 ============      ============      ============      ============

                             ABLE LABORATORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS

                                                                              June 30,         December 31,
                                                                                2003               2002
                                                                           -------------      -------------
Current assets:
Cash and cash equivalents                                                  $  31,658,609      $   1,801,127
Accounts receivable, net of allowances of $12,653,445 and $13,054,246         14,456,632          7,873,526
Inventory                                                                     15,372,873         12,903,939
Deferred income tax asset                                                      2,915,000          2,915,000
Prepaid expenses and other current assets                                        484,657            123,104
                                                                           -------------      -------------
            Total current assets                                              64,887,771         25,616,696
                                                                           -------------      -------------

Property and equipment, net                                                   12,986,162          9,932,523
                                                                           -------------      -------------

Other assets:
Debt financing costs, net of accumulated amortization                             96,110            168,206
Cash deposits with bond trustee                                                  481,609            517,262
Deferred income tax asset                                                     13,406,600         14,725,000
Deposits and other assets                                                        178,928            168,414
                                                                           -------------      -------------
            Total other assets                                                14,163,247         15,578,882
                                                                           -------------      -------------
                                                                           $  92,037,180      $  51,128,101
                                                                           =============      =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
Notes payable and current portion of long-term debt                        $   1,760,001      $     617,012
Accounts payable                                                               5,757,331          6,896,359
Accrued expenses                                                               1,313,582          2,839,612
                                                                           -------------      -------------
            Total current liabilities                                          8,830,914         10,352,983
Long-term debt, less current portion                                          13,717,260          6,083,343
                                                                           -------------      -------------
            Total liabilities                                                 22,548,174         16,436,326
                                                                           -------------      -------------

Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 32,166 and 53,150 shares of Series Q outstanding
  (liquidation value $3,216,600 and $5,315,000)                                      322                532
Common stock, $.01 par value, 25,000,000 shares authorized, 15,628,848
  and 12,554,206 shares issued and outstanding                                   156,288            125,542
Additional paid-in capital                                                   113,797,783         82,423,790
Accumulated deficit                                                          (44,272,493)       (47,783,489)
Unearned stock-based compensation                                               (192,894)           (74,600)
                                                                           -------------      -------------
            Total stockholders' equity                                        69,489,006         34,691,775
                                                                           -------------      -------------
                                                                           $  92,037,180      $  51,128,101
                                                                           =============      =============